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                                                                    EXHIBIT 23.3
                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-52139) to our report dated January 15, 1998 (except with respect to the matters discussed in Note 6(b) and the last paragraph of Note 3(b), as to which the dates are January 16 and 26, 1998, respectively) included in Media 100 Inc.'s Form 10-K for the fiscal year ended November 30, 1997 and to all references to our Firm included in this registration statement.

                                       ARTHUR ANDERSEN LLP

Boston, Massachusetts
May 26, 1998